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EXHIBIT 11 - Computation of Per Share Earnings

(In thousands, except per share data)                           2004            2003            2002
                                                             ------------    -----------   -------------
NUMERATOR:
   Income before cumulative effect of a change in
     accounting principle                                    $    845,799    $ 1,145,591   $     724,823
   Cumulative effect of a change in accounting principle       (4,883,968)            --     (16,778,526)
                                                             ------------    -----------   -------------
   Net income (loss)                                           (4,038,169)     1,145,591     (16,053,703)
   Effect of dilutive securities:
     Convertible debt - 2.625% issued in 1998                          --          2,106           8,931
     Convertible debt - 1.5% issued in 1999                            --             --           7,704
     LYONS - 1998 issue                                                --          1,446           4,815
     Less: Anti-dilutive items                                         --             --          (4,815)
                                                             ------------    -----------   -------------
Numerator for net income before cumulative effect of a
   change in accounting principle per common share -
   diluted                                                        845,799      1,149,143         741,458
Numerator for cumulative effect of a change in accounting
   principle per common share - diluted                        (4,883,968)            --     (16,778,526)
                                                             ------------    -----------   -------------
Numerator for net income (loss) per common share - diluted   $ (4,038,169)   $ 1,149,143   $ (16,037,068)
                                                             ============    ===========   =============
DENOMINATOR:
   Weighted average common shares                                 596,126        614,651         606,861
   Effect of dilutive securities:
     Stock options and common stock warrants                        2,149          3,167           3,911
     Convertible debt - 2.625% issued in 1998                          --          2,060           8,855
     Convertible debt - 1.5% issued in 1999                            --             --           7,813
     LYONS - 1998 issue                                                --            892           3,085
     Less: Anti-dilutive items                                         --             --          (3,085)
                                                             ------------    -----------   -------------
Denominator for net income (loss) per common share -
 diluted                                                          598,275        620,770         627,440
                                                             ============    ===========   =============
Net income (loss) per common share:
     Income before cumulative effect of a change in
       accounting principle - Basic                          $       1.42    $      1.86   $        1.20
     Cumulative effect of a change in accounting principle
       - Basic                                                      (8.19)            --          (27.65)
                                                             ------------    -----------   -------------
     Net income (loss) - Basic                               $      (6.77)   $      1.86   $      (26.45)
                                                             ============    ===========   =============
     Income before cumulative effect of a change in
       accounting principle - Diluted                        $       1.41    $      1.85   $        1.18
     Cumulative effect of a change in accounting principle
       - Diluted                                                    (8.16)            --          (26.74)
                                                             ------------    -----------   -------------
     Net income (loss) - Diluted                             $      (6.75)   $      1.85   $      (25.56)
                                                             ============    ===========   =============

* Denotes items that are anti-dilutive to the calculation of earnings per share.